Exhibit 99.1

Protara Therapeutics Announces Appointment of Patrick Fabbio as Chief Financial Officer

NEW YORK, January 30, 2023 – Protara Therapeutics, Inc. (Nasdaq: TARA), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases, today announced the appointment of Patrick Fabbio as Chief Financial Officer effective January 30, 2023. Mr. Fabbio most recently served as President and Chief Financial Officer at NYSE-listed Rafael Holdings, Inc.

“We are excited to welcome Pat to the Protara leadership team,” said Jesse Shefferman, Chief Executive Officer of Protara Therapeutics. “With his impressive track record as a financial executive, Pat brings more than 30 years of experience in life science and pharmaceutical companies to Protara. His financial acumen will be essential for the Company as we continue to advance our lead product candidate, TARA-002, for the treatment of non-muscle invasive bladder cancer and lymphatic malformations.”

“I am honored to join Protara during this important time for the Company,” said Mr. Fabbio. “I am eager to contribute to the important work Protara is doing and support the Company’s growth as well as its commitment to advance its pipeline of transformative therapies.”

Prior to joining Protara, Mr. Fabbio served as President and Chief Financial Officer at Rafael Holdings, Inc. Previously, he was Chief Financial Officer at WindMIL Therapeutics, Inc., Progenics Pharmaceuticals, Inc., electroCore Medical, LLC, and Ikano Therapeutics, Inc., Vice President of Finance at NPS Pharmaceuticals, Inc., and Vice President of Finance, Innovation and Growth at Catalent Pharma Solutions, Inc. Mr. Fabbio also held roles in financial positions at Sanofi-Aventis U.S. LLC, UniPath Diagnostics Co., BioMatrix, Inc. and Coopers & Lybrand LLP. He is also a board member of BeyondSpring Therapeutics, Inc.

Mr. Fabbio holds a BBA in Accounting from Pace University and an MBA in Finance from the Stern School of Business at New York University.

About Protara Therapeutics, Inc.

Protara is committed to identifying and advancing transformative therapies for people with cancer and rare diseases with limited treatment options. Protara’s portfolio includes its lead program, TARA-002, an investigational cell-based therapy being developed for the treatment of non-muscle invasive bladder cancer and lymphatic malformations, and IV Choline Chloride, an investigational phospholipid substrate replacement therapy for the treatment of intestinal failure-associated liver disease. For more information, visit www.protaratx.com.

Nasdaq Rule 5635(c)(4) Notice

In connection with the commencement of his employment, Mr. Fabbo was awarded an inducement grant, pursuant to the Company’s 2020 Inducement Plan, of an option to purchase 300,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the Company’s common stock on the grant date, January 30, 2023. Such option is subject to a four-year vesting schedule with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the balance of the shares vesting in equal monthly installments over the subsequent 36 months of continuous service thereafter. The Compensation Committee of Protara’s Board of Directors approved the award as an inducement material to Mr. Fabbio’s employment in accordance with Nasdaq Listing Rule 5635(c)(4).

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: Protara’s business strategy, including its development plans for its product candidates and plans regarding the timing or outcome of existing or future clinical trials; statements related to expectations regarding interactions with the FDA; Protara’s financial position; statements regarding the anticipated safety or efficacy of Protara’s product candidates; and Protara’s outlook for the remainder of the year. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include: risks that Protara’s financial guidance may not be as expected, as well as risks and uncertainties associated with:

Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; the impact of the COVID-19 pandemic on Protara’s business and the global economy as well as the impact on Protara’s contract research organizations, study sites or other clinical partners; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; having to use cash in ways or on timing other than expected; the impact of market volatility on cash reserves; the loss of key members of management; the impact of general U.S. and foreign, economic, industry, market, regulatory or political conditions; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in Protara’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O’Malley

Protara Therapeutics

Justine.OMalley@protaratx.com

646-817-2836